EXHIBIT 10.1

ADDENDUM TO ADVISORY BOARD ENGAGEMENT AGREEMENT
DATED JULY 6, 2009 (THE “ADVISORY AGREEMENT”)
BETWEEN VIPER RESOURCES, INC. (FORMERLY KNOWN AS
COBRA OIL & GAS COMPANY) AND WARREN DILLARD

This Addendum is made and entered into as of the 15th day of December 2009.  Unless otherwise defined herein, capitalized terms used in this Addendum shall have the meaning given to them in the Advisory Agreement.

NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the Parties hereto agree as follows:

1.           The 25,000 shares of Viper Resources, Inc. (the “Company”) issuable to Warren Dillard on January 6, 2010 in consideration of his serving on the Board of Advisors of the Company shall be registered pursuant to a Registration Statement on Form S-8.

2.           Warren Dillard shall continue to serve as a member of the Advisory Board until at least July 5, 2010 during which time he may not terminate his engagement as a member of the Company’s Advisory Board other than for cause.

3.           The services provided by Warren Dillard under the Advisory Agreement are not in connection with the offer or sale of securities of the Company in a capital raising transaction, and do not directly or indirectly involve the maintenance of a market for the Company’s securities.

4.           All of the other terms of the Advisory Agreement continue with full force and effect.

5.           This Addendum may be executed by facsimile in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Addendum has been executed by the Parties as of the date first above written:

VIPER RESOURCES, INC.

By:	/s/ Massimiliano Pozzoni
Name:	Massimiliano Pozzoni
Title:	President

/s/ Warren Dillard
WARREN DILLARD